Exhibit 23.3

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

May 14, 2012

YPF S.A.
Macacha Guemes 515
C1106BKK Buenos Aires
Argentina

Ladies and Gentlemen:

    We hereby consent to the references to DeGolyer and MacNaughton and to the inclusion of our third-party letter report dated February 17, 2012, as set forth under the sections “Item 4. Information on the Company-Exploration and Production-Oil and Gas Reserves,” “Item 19. Exhibits,” and as Exhibit 99.2 in YPF S.A.’s report on Form 20-F for the year ended December 31, 2011, to be filed with the United States Securities and Exchange Commission (SEC), and the incorporation by reference of the same information in Form F-3 documents that have been filed with the SEC by YPF S.A.

     Our third-party letter report contains our independent estimates of the proved crude oil, condensate, natural gas liquids, gasoline, marketable gas, and oil equivalent reserves as of September 30, 2011, of certain selected properties in the Golfo San Jorge and Neuquina basins in Argentina in which YPF S.A. holds interests.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716